UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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Sykes Enterprises, Incorporated

(Name of Registrant as Specified In Its Charter)

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400 North Ashley Drive

Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2012

To the Shareholders of Sykes Enterprises, Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Sykes Enterprises, Incorporated (the “Company”) will be held at the Sheraton Riverwalk Hotel, 200 N. Ashley Drive, Tampa, Florida, on Thursday, May 17, 2012, at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1.	To elect two directors to hold office until the 2015 Annual Meeting of Shareholders;

2.	To hold a shareholder advisory vote on executive compensation;

3.	To approve the Fifth Amended and Restated 2004 Non-employee Director Fee Plan;

4.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

5.	To transact any other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on March 22, 2012, will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

By Order of the Board of Directors,

James T. Holder
Secretary

April 13, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 17, 2012

This proxy statement and our 2011 Annual Report to Shareholders are available at:

https://materials.proxyvote.com/871237

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please vote on the matters to be considered at the Annual Meeting by completing the enclosed proxy and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote such shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from such nominee authorizing you to vote the shares, and you present this power of attorney or proxy at the Annual Meeting.

400 North Ashley Drive

Tampa, Florida 33602

PROXY STATEMENT

FOR

2012 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Sheraton Riverwalk Hotel, 200 N. Ashley Drive, Tampa, Florida, on Thursday, May 17, 2012, at 9:00 a.m., Eastern Daylight Savings Time, or any adjournment or postponement of the Annual Meeting.

This Proxy Statement and the annual report to shareholders of the Company for the year ended December 31, 2011 are first being mailed on or about April 17, 2012 to shareholders entitled to vote at the Annual Meeting.

SHAREHOLDERS ENTITLED TO VOTE

The record date for the Annual Meeting is March 22, 2012. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 43,419,788 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). At the Annual Meeting, if a quorum exists, directors will be elected by a plurality of the votes cast in the election. Approval of the other proposals will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting. Proxies solicited by this Proxy Statement will be returned to the Board of Directors and will be tabulated by an inspector of elections designated by the Board of Directors.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors currently is comprised of 11 individuals, and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving a three-year term expiring at the third annual meeting of shareholders after its election. The term of the three current CLASS III directors will expire at the Annual Meeting. Mr. Furman P. Bodenheimer, Jr., whose term is expiring at this meeting, and who has served on the Board for more than 20 years, has notified the Board that he will retire and not stand for re-election this year. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined to reduce the size of the Board of Directors by one following the end of Mr. Bodenheimer’s term, (resulting in a 10 member Board) and have nominated Charles E. Sykes, and William J. Meurer to stand for re-election as CLASS III directors, whose terms will expire at the 2015 Annual Meeting of Shareholders.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

RECOMMENDATION OF THE BOARD:

The Board of Directors recommends the following nominees for election as directors in the Class specified and urges each shareholder to vote “FOR” the nominees. Executed proxies in the accompanying form will be voted at the Annual Meeting “FOR” the election as directors of the nominees named below, unless authority to do so is withheld.

DIRECTORS STANDING FOR ELECTION AT THE 2012 ANNUAL MEETING

CLASS III — TERM EXPIRES AT THE 2012 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information
Charles E. Sykes	49

Charles E. Sykes was elected to the Board of Directors in August 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September 1986 and has served in numerous capacities throughout his years with the Company. Mr. Charles Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July, 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. He currently serves on the board of the Greater Tampa Chamber of Commerce, Trustee of the University of Tampa, Vice-Chairman of the Tampa Bay Partnership, as a director of Feeding America of Tampa Bay, Inc. and is a member of the Florida Council of 100.

As the chief executive officer of the Company, Mr. Sykes provides the Board with information gained from hands-on management of Company operations, identifying near-term and long-term goals, challenges and opportunities. As the son of the Company’s founder and having worked for the Company for his full career, he brings a continuity of mission and values on which the Company was established.

Name	Age	Principal Occupation and Other Information
William J. Meurer	68

William J. Meurer was elected to the Board of Directors in October 2000 and is a member and Chairman of the Audit Committee and a member of the Finance Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for Lifelink Foundation, Inc. and as a member of the Board of Directors of the Eagle Family of Funds and Walter Investment Management Corporation.

As former managing partner of an international public accounting firm, Mr. Meurer brings to our Board relevant experience with financial accounting, audit and reporting issues, SEC filings and complex corporate transactions.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

CLASS II — TERM EXPIRES AT THE 2013 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information
Paul L. Whiting	68

Paul L. Whiting was elected to the Board of Directors in December 2003 and was elected Non-Executive Chairman in August 2004. He is also a member of the Board’s Audit Committee. Since 1997, Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held investment company. From 1991 through 1996, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chief Executive Officer. Presently, Mr. Whiting sits on the boards of TECO Energy, Inc. (a public company), Florida Investment Advisors, Inc., The Bank of Tampa and its holding company, The Tampa Banking Co. Mr. Whiting also serves on the board of the Florida West Coast Public Broadcasting, Inc. as well as the boards of various civic organizations, including, among others, the Academy Prep Center of Tampa, Inc., a full scholarship, private, college preparatory middle school for low-income children, where he is the Board President.

Mr. Whiting’s public company CEO, CFO and director experience as well as his private investment company business experience provides a unique combination of leadership, financial and business analytical skills, business judgment and investment banking knowledge to the Board as the Company’s non-executive Chairman.

Mark C. Bozek	52

Mark C. Bozek was elected to the Board of Directors in August 2003 and is a member and Chairman of the Compensation and Human Resource Development Committee. Mr. Bozek is the President of Galgos Entertainment, a privately held media company which he founded in January 2003. From March 1997 until February 2003, Mr. Bozek served as the Chief Executive Officer of HSN (f/k/a Home Shopping Network). From April 1993 until February 1996, Mr. Bozek served as the Vice President of Broadcasting for QVC.

Mr. Bozek’s experience as a public company CEO in a call center enabled business equips him to provide industry insight to the Board and management on strategic and business planning and operations as well as employee relations, development and management succession.

Name	Age	Principal Occupation and Other Information
Lt. General Michael DeLong (Ret.)	66

Lt. General Michael DeLong (USMC Retired) was elected to the Board of Directors in September 2003 and is a member of the Nominating and Corporate Governance Committee. Since October 2003, Lt. Gen. DeLong has served as Vice Chairman of Shaw Arabia Limited, President of Shaw CentCom Services, LLC, and Senior Vice President of the Shaw Group, Inc. On February 19, 2008, Lt. Gen. DeLong was named Vice President of Boeing International Corporation. From 1967 until his retirement on November 1, 2003, Lt. Gen. DeLong led a distinguished military career, most recently serving as the Deputy Commander, United States Central Command at MacDill Air Force Base, Tampa, Florida. He holds a Master’s Degree in Industrial Management from Central Michigan University and an honorary Doctorate in Strategic Intelligence from the Joint Military Intelligence College and graduated from the Naval Academy as an Aero Engineer.

Gen. DeLong’s military career, together with his international business executive experience, allows him to bring to the Board leadership and skills in strategic analysis and judgment as well as a knowledge of international business and political environments.

Name	Age	Principal Occupation and Other Information
Iain A. Macdonald	67

Iain A. Macdonald was originally elected to the Board of Directors in 1998 and served until 2001, when he resigned for personal reasons. Mr. Macdonald was re-elected to the Board of Directors in May 2004 and since then has been a member of the Audit Committee. During the past 10 years, Mr. Macdonald has served on the boards of a series of technology-based business ventures in the UK, which he has assisted to develop and obtain funding. He was a founding partner, and is currently Chairman of Yakara plc, a developer of SMS and IVR telecommunications software solutions and a member of the Board of Northern AIM VCT plc, which is a venture capital investment fund. From 2008 to 2011 he served on the Board of Scottish Enterprise, Scotland’s economic development agency. Prior to joining the Company’s Board in 1998, Mr. Macdonald served as a director of McQueen International Ltd. from 1996 until its acquisition by the Company.

Having served as a director of an entity in the UK which was acquired by the Company in 1998, Mr. Macdonald offers a unique institutional viewpoint and depth of industry knowledge. He also brings to the Board considerable leadership, international business, financial and governmental experience.

CLASS I — TERM EXPIRES AT THE 2014 ANNUAL MEETING

Name	Age	Principal Occupation and Other Information
H. Parks Helms	76

H. Parks Helms has served as a director of the Company since its inception in 1977 and is a member and Chairman of the Nominating and Corporate Governance Committee. Mr. Helms is President and Managing Partner of the law firm of Helms, Henderson & Associates, P.A., in Charlotte, North Carolina and has been with the firm, and its predecessor firm, Helms, Cannon, Henderson & Porter, P.A. for more than the past five years. Mr. Helms has held numerous political appointments and elected positions, including as a member of the North Carolina House of Representatives and as Chairman of the Mecklenburg County, North Carolina Board of County Commissioners.

Mr.Helms has served for more than 30 years on the Company’s Board, supporting institutional continuity with Company and industry knowledge accumulated through all phases of industry and economic cycles, and through the Company’s expansion over that period. He also brings considerable legal, transactional and business skills to the Board.

Name	Age	Principal Occupation and Other Information
Linda McClintock-Greco, M.D.	57

Linda McClintock-Greco, M.D. was elected to the Board of Directors in May 1998 and is a member of the Nominating and Corporate Governance Committee. Dr. McClintock-Greco is currently the Medical Director and President of Age-Less Medicine, practicing quality of life and aesthetic medicine, and is also President of Age-Less Vitamins and Nutrients, Inc. From 1998 through 2005, Dr. McClintock-Greco was President and Chief Executive Officer of Greco & Assoc. Consulting, a healthcare consulting firm, and in that capacity served as the Vice President of Medical Affairs for Entrusted Healthcare Management Services for the State of Florida. Until 1998, she served as Chief Executive Officer and Chief Medical Officer of Tampa General HealthPlan, Inc. (HealthEase) and had spent the past 11 years in the health care industry as both a private practitioner in Texas and a managed care executive serving as the Regional Medical Director with Humana Health Care Plan. Dr. McClintock-Greco serves on the Board of Directors of the Florida Association of Managed Care Organizations (FAMCO). Dr. McClintock-Greco also serves on the board of several charitable organizations.

Dr. McClintock-Greco has considerable experience in multiple facets of the health care industry, both in private practice and administration, bringing to the Company valuable perspective regarding the Company’s health care related services, as well as business experience, diversity of viewpoint and judgment.

Name	Age	Principal Occupation and Other Information
James K. (Jack) Murray, Jr.	76

James K. Murray, Jr., was elected to the Board of Directors in May 2005 and is a member and Chairman of the Finance Committee and a member of the Compensation and Human Resource Development Committee. Mr. Murray currently serves as Chairman of Murray Corporation, a private venture capital enterprise based in Tampa, Florida. Mr. Murray also serves as Chairman of the Advisory Board of HealthEdge Investment Fund II, and is Chairman of the Investment Committee of this private equity fund focused primarily on investments in the health care field. In 1970, Mr. Murray was one of the founders of a company that is today HealthPlan Services, Inc. and PlanVista, Inc., which was acquired by The Dun & Bradstreet Corporation (NYSE:DNB) in 1978. From 1978 through 1993, Mr. Murray served in various capacities for Dun & Bradstreet Corporation, including President of Dun & Bradstreet Credit Services, and from 1990 through 1993, served in various capacities including President, principal executive officer and Chairman for the Reuben H. Donnelley Corp., a publisher of telephone yellow pages. In 1994, Mr. Murray and several other financial partners acquired HealthPlan Services from Dun & Bradstreet. In May 1995, HealthPlan Services became a public company and was listed on the New York Stock Exchange. Mr. Murray retired from HealthPlan Services in 2000. Mr. Murray serves on the boards of the University of Tampa, Canterbury Towers, Tampa Bay Research Institute and The General Theological Society where he also serves as its Treasurer, a member of its Executive Committee and a member of its Investment Committee for their endowment.

Mr. Murray’s diverse experience in both the public company and private venture capital arenas allows him to bring to the Board significant leadership skills as well as business, transactional and financial analytic skills.

Name	Age	Principal Occupation and Other Information
James S. MacLeod	64

James S. MacLeod was elected to the Board of Directors in May 2005 and is a member of the Audit Committee, Compensation and Human Resource Development Committee and the Finance Committee. Mr. MacLeod has served in various positions at CoastalStates Bank in Hilton Head Island, South Carolina since February 2004 and is currently its President. Mr. MacLeod also serves on the Board of Directors of CoastalStates Bank and has served as Chairman of the Board and Chief Executive Officer of CoastalSouth Bancshares, its holding company since 2011. From June 1982 to February 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters in City Planning from the Georgia Institute of Technology. Mr. MacLeod is currently a Trustee and serves as the Chairman of the Governance and Valuation Committees of the Allianz Funds.

As a result of his extensive financial services background, Mr. MacLeod brings to the Board valuable financial analytical skills and experience, a deep understanding of cash transaction and management issues, as well as business acumen and judgment.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com, by clicking on “Investor Relations” and then on “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the board members are independent of the Company and its management;

•

all members of the key board committees — the Audit Committee, the Compensation and Human Resource Development Committee, the Nominating and Corporate Governance Committee and the Finance Committee — are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•

the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications With Our Board” below.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code of Ethics, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer, director or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

Related Party Transactions

The Company has maintained for several years, an aircraft timesharing agreement with JHS Leasing of Tampa, Inc., an entity owned by Mr. John H. Sykes, (former Chairman of the Board and Chief Executive Officer, and father of Charles E. Sykes, the Company’s current President, CEO and a director) for the use of its corporate aircraft, which agreement has been approved by the Audit Committee and the Board. However, the Company did not use the aircraft at any time during the year ended December 31, 2011, and accordingly, there were no amounts paid to JHS Leasing of Tampa, Inc., in connection with the timesharing agreement. The timesharing agreement was mutually terminated by the parties in March 2012. On January 25, 2008, the Company entered into a real estate lease with Kingstree Office I, LLC, an entity controlled by Mr. John Sykes relating to the Company’s call center in Kingstree, South Carolina. On May 21, 2008, the Audit Committee of the Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction. During the year ended December 31, 2011, the Company paid $395,950 to Kingstree Office I, LLC as rent on the Kingstree facility.

Leadership Structure

Upon the 2005 retirement of Mr. John Sykes, the Company’s founder, Chief Executive Officer and Chairman, the Board elected to change the leadership structure to separate the Chief Executive Officer position from that of the Chairman of the Board. The Board determined in 2005 that the change in leadership created an opportune time to change the leadership structure, and that the Company would benefit from having an independent non-employee Chairman who could provide a diversity of view and experience in consultation with the newly elected President and Chief Executive Officer. The Board continues to believe that the Company is best served by having this bifurcated leadership structure.

Risk Oversight

The Board has determined that the role of risk oversight will currently remain with the full Board as opposed to having responsibility delegated to a specific committee. Management has created an enterprise risk management committee which is primarily responsible for identifying and assessing enterprise risks, developing risk responses and evaluating residual risks. The chairperson of the management committee reports directly to the full Board.

Director Independence

In accordance with NASDAQ rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards. Based upon these standards, at its meeting held on March 21, 2012, the Board determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and shareholder of the Company:

(1)	Paul L. Whiting	(6)	Iain A. Macdonald
(2)	F. P. Bodenheimer, Jr.	(7)	James S. MacLeod
(3)	Mark C. Bozek	(8)	Linda McClintock-Greco, MD
(4)	Lt. General Michael DeLong (Ret.)	(9)	William J. Meurer
(5)	H. Parks Helms	(10)	James K. Murray, Jr.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee considers all relevant criteria including, age, skill, integrity, experience, education, time availability, stock exchange listing standards, and applicable federal and state laws and regulations. The Committee has a specific goal of creating and maintaining a board with the heterogeneity, skills, experience and personality that lend to open, honest and vibrant discussion, consideration and analysis of Company issues, and accordingly the Committee also considers individual qualities and attributes that will help create the desired heterogeneity.

The Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Committee and each nominee during the screening and evaluation process. The Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Committee to be potential nominees, one or more members of the Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Committee which will conduct a personal interview with the candidate. During the interview, the Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Committee, as a result of the Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

Mr. Furman P. Bodenheimer, Jr., whose term is expiring at this meeting, and who has served on the Board for more than 20 years, has notified the Board that he will retire and not stand for re-election this year. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined to reduce the number of Board members from 11 to 10 following the end of Mr. Bodenheimer’s term. The remaining two Class III directors whose terms expire at the Annual Meeting have both been nominated by the Committee to stand for re-election.

The Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Committee in care of our Corporate Secretary, 400 North Ashley Drive, Tampa, Florida 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last ten years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; (4) any legal proceedings involving the nominee during the previous ten years and (5) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 N. Ashley Drive, Tampa, Florida 33602. Under the process for such communications established by the Board of Directors, the Senior Vice President and General Counsel of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Senior Vice President and General Counsel, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee as well as the Executive Vice President and General Counsel of the Company.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met nine times during 2011, of which four were regularly scheduled meetings and five were unscheduled meetings. The Board also acted once by unanimous written consent in 2011. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2011. All of the directors except for Dr. Linda McClintock-Greco attended the 2011 Annual Meeting of Shareholders on May 19, 2011.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, Finance Committee, the Compensation and Human Resource Development Committee and the Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Investor Relations” and then on “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows membership for the entire year 2011 for each of the standing Board committees.

Non-employee Directors	Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	Compensation and Human Resource Development Committee
Paul L. Whiting	X
Furman P. Bodenheimer, Jr		X	X
Mark C. Bozek				Chair
Lt. General Michael P. DeLong (Ret.)			X
Dr. Linda McClintock-Greco			X
H. Parks Helms			Chair
Iain A. Macdonald	X
James S. MacLeod	X	X		X
William J. Meurer	Chair	X
James K. Murray, Jr.		Chair		X

Employee Director
Charles E. Sykes
No. of Meetings in 2011	10	7	4	9

Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. In 2011, the Audit Committee held ten meetings. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis.

Finance Committee. The principal purpose of the Finance Committee is to assist the Board of Directors in evaluating significant investments and other financial commitments by the Company. The Committee has the authority to review and make recommendations to the Board with respect to debt and equity limits, equity issuances, repurchases of Company stock or debt, policies relating to the use of derivatives, and proposed mergers, acquisitions, divestitures or investments by the Company that require approval by the full Board. The Committee also has authority to approve capital expenditures not previously approved by the Board of Directors. The level of authority applies to capital expenditures in excess of $2 million but less than $5 million. This authority is used, and the Committee convened only, when management recommends a decision prior to the next Board meeting. In 2011, the Finance Committee held seven meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings; (c) recommend to the Board of Directors committee appointments for directors; (d) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (e) monitor the Company’s compliance with good corporate governance standards. In 2011, the Nominating and Corporate Governance Committee held four meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation and Human Resource Development Committee. The Compensation and Human Resource Development Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the directors to the full Board for consideration. The Committee also determines compensation and benefits of the Company’s non-employee directors. The Company engaged Mercer Human Resource Consulting to conduct a review of its total compensation program for executive officers and to assist the Committee in establishing a competitive compensation program for its executive officers that motivates performance and that is aligned with the interests of its shareholders. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs as well as training and development. In 2011, the Committee held nine meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee Interlocks and Insider Participation

None.

DIRECTOR COMPENSATION

Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

Fourth Amended and Restated 2004 Non-Employee Director Fee Plan

In May 2009, the shareholders of the Company approved the Third Amended and Restated 2004 Non-Employee Director Fee Plan. In May 2011, upon the recommendation of the Compensation and Human Resource Development Committee, the Board adopted the Fourth Amended and Restated 2004 Non-Employee Director Fee Plan (the “2004 Fee Plan”) adjusting certain cash compensation components of the 2004 Fee Plan.

The 2004 Fee Plan provides that all new non-employee directors joining the Board will receive an initial grant of shares of common stock on the date the new director is elected or appointed, the number of which will be determined by dividing $60,000 by the closing price of the Company’s common stock on the trading day immediately preceding the date a new director is elected or appointed, rounded to the nearest whole number of shares. The initial grant of shares vests in twelve equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares are forfeited.

The 2004 Fee Plan also provides that each non-employee director will receive, on the day after the annual shareholders meeting, an annual retainer for service as a non-employee director (the “Annual Retainer”). The Annual Retainer consists of shares of the Company’s common stock and cash. Prior to May 20, 2011, the total value of the Annual Retainer was $77,500, payable $32,500 in cash and the remainder paid in stock, the amount of which was determined by dividing $45,000 by the closing price of the Company’s common stock on the date of the annual meeting of shareholders, rounded to the nearest whole number of shares. On May 20, 2011, the amount of the cash portion of the Annual Retainer was increased from $32,500 to $50,000 resulting in an increase in the total value of the Annual Retainer from $77,500 to $95,000.

In addition to the Annual Retainer award, the 2004 Fee Plan also provides for any non-employee Chairman of the Board to receive an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board to receive an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation & Human Resource Development Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The annual grant of shares vests in eight equal quarterly installments, one-eighth on the day following the annual meeting of shareholders, and an additional one-eighth on each successive third monthly anniversary of the date of grant. The annual grant of cash, including all amounts paid to a non-employee Chairman of the Board and all amounts paid to non-employee directors serving on committees of the Board, vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unpaid cash and unvested shares in the event the non-employee director ceases to be a director of the company, and any unvested shares and unpaid cash are forfeited.

The Board may pay additional cash compensation to any non-employee director for services on behalf of the Board over and above those typically expected of directors, including but not limited to service on a special committee of the Board.

The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2011, including cash and shares of the Company’s common stock.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Furman P. Bodenheimer, Jr.	60,625	44,992	—	—	—	—	105,617
Mark C. Bozek	60,000	44,992	—	—	—	—	104,992
Lt. General Michael DeLong (Ret.)	53,125	44,992	—	—	—	—	98,117
H. Parks Helms	58,125	44,992	—	—	—	—	103,117
Iain Macdonald	55,625	44,992	—	—	—	—	100,617
James S. MacLeod	70,625	44,992	—	—	—	—	115,617
Linda McClintock-Greco, M.D.	53,125	44,992	—	—	—	—	98,117
William J. Meurer	73,125	44,992	—	—	—	—	118,117
James K. Murray, Jr.	65,625	44,992	—	—	—	—	110,617
Paul L. Whiting	155,625	44,992	—	—	—	—	200,617

(1)

Amounts shown include the cash portion of the annual retainers and amounts paid for services on Board committees paid to each non-employee director in 2011. The fees earned by Mr. Whiting include $100,000 for service as non-employee Chairman of the Board.

(2)

The amounts shown in column (c) represent the Annual Retainer amounts paid in shares of the Company’s common stock. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). See Notes 1 and 26 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 29, 2012 for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

EXECUTIVE COMPENSATION

Executive Summary

Sykes is a complex global business serving sophisticated and demanding clients, with thin operating margins and high historical and potential cash flows. Our business and financial strategies require careful expense management while providing superior customer service and value. This requires experienced executive leadership with sound business judgment, a passion for service excellence, and a desire to succeed. The primary and overriding objective in determining executive compensation is to align the elements of that compensation with the interests of our shareholders; the ultimate goal being to increase and optimize shareholder value. Our executive compensation strategy is also aligned with our business strategy and talent requirements by being sufficiently competitive on fixed compensation elements (such as base salary) while emphasizing variable compensation elements (such as short-term and long-term incentives) to drive targeted performance and to reward results.

The following are a few key financial and operating results for 2011 and for the 2009-2011 performance period:

•	Revenues for 2011 increased 4.2% year over year to $1.169 billion

•	On a constant currency basis, revenues for 2011 decreased 1.2% year over year, less than the 6.2% erosion in the 2011 revenue base due to end-of-life client programs

•	Revenues for the 2009-2011 performance period were $3.174 billion, which exceeded the incentive target by 9.1%.

•	Adjusted Operating Income for 2011 decreased 3.2% year over year to $83.17 million, with the decline largely a result of $11.2 million in unfavorable foreign exchange rates

•	Adjusted Operating Income for the 2009-2011 performance period was within 2 percentage points of the incentive target

•	Cash flow from operating activities for 2011 was a record $102.6 million and more than double the prior year’s $45.1 million

These results are directly reflected in the Company’s 2011 executive compensation levels as follows:

•	Short-term incentives were earned at 82.5% of the target award opportunity

•	Performance shares tied to the 2009-2011 performance period related to revenue were earned at 150% of target

•	Performance shares tied to the 2009-2011 performance period related to operating income were earned at 98% of target

In the light of the strong alignment between pay and performance, and after reviewing and considering the strong level of shareholder support for the Company’s executive compensation program, as expressed by an 88% affirmative vote on the 2011 Say on Pay proposal, the Company has made only a few changes to the program for 2012, including:

•	Base salaries for executives, including the named executive officers (“NEOs”), but excluding the CEO, were increased by 2%

•	The base salary of the CEO was not increased

•

With respect to performance shares for the 2012-2014 performance period, the performance range was widened to a Threshold goal at 95% of target and a Maximum goal at 110% of target, with a corresponding reduction to the payout opportunity at Threshold from 80% to 50% of target. The compounded annual growth rate for the revenue target was lowered from 5% to 3% and the compounded annual growth rate for the income target was lowered from 6% to 4%

The Company uses Adjusted Operating Income as a performance measure in order to eliminate certain one time or non-performance related items. For the 2009-2011 performance period, Adjusted Operating Income excluded: (a) depreciation and amortization related to asset write ups in connection with the ICT acquisition,

(b) costs to obtain synergies, (c) transaction costs and (d) restructuring and impairment charges related to the acquisition.

Our Executive Leadership Team

The Company is fortunate to have in place a very stable and seasoned senior executive leadership team, each team member having years of experience in their respective fields of expertise. The names of the Company’s NEOs, their titles and total years with the Company in various capacities are:

Name	Title	Tenure
Charles E. Sykes	President and Chief Executive Officer	25 yrs
W. Michael Kipphut	Exec. VP and Chief Financial officer	12 yrs
James C. Hobby	Exec. VP of Global Operations	8 yrs
Lance R. Zingale	Exec. VP of Global Sales and Client Management	6 yrs
James T. Holder	Exec. VP, General Counsel and Corporate Secretary	11yrs

The remaining members of the senior executive team are:

Name	Title	Tenure
David L. Pearson	Exec. VP and Chief Information Officer	15 yrs
Jenna R. Nelson	Exec. VP of Global Human Resources	18 yrs
Daniel L. Hernandez	Exec. VP of Global Strategy	8 yrs

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed incentive compensation programs to link the interests of the executives to the long-term interests of our shareholders.

In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the NEOs specifically, the Committee reviews relevant market data provided by its consultant which includes an evaluation of the executive compensation packages paid to similarly situated executives of similarly situated companies. Although the market pay data is only one of many factors considered when making pay determinations, the Committee generally seeks to position pay opportunities within a range of 80% to 120% of the 50th percentile pay level. However, variations from this objective may occur as dictated by the experience level of the individual and other factors.

A significant percentage of the target total compensation to our senior executives is allocated to performance-based incentives as a result of the philosophy mentioned above. Although there is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation, in 2011 the Committee continued the structure utilized in recent years, which determined performance-based incentives as a percentage of base salary validated against current market data. A significant percentage of the target total direct compensation to our executive officers is in the form of non-cash, long-term equity incentive awards. A chart showing the relative percentages of cash, target short term and target long term incentive compensation of the NEOs for 2011 is included below in the section entitled “Elements of Compensation.”

Roles and Responsibilities in Determining Executive Compensation

The Role of the Compensation and Human Resource Development Committee.    The Compensation and Human Resource Development Committee (referred to in this Analysis as the “Committee”) of the Board has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to its senior leadership team, specifically including the named executive officers, is fair, reasonable and sufficiently competitive to attract and retain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. For executives other than the CEO, executive compensation matters are first considered by the Committee, which then makes recommendations to the Board, which then considers and approves or disapproves the Committee’s recommendations. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination.

The Role of the Chief Executive Officer.    The Committee meets periodically with the CEO to discuss and review executive compensation. The CEO provides the Committee with the appropriate business context for executive compensation decisions as well as specific recommendations for each of the executives, including the named executive officers, but excluding the CEO. Additionally, the Chairman of the Committee meets periodically with the CEO to discuss the Committee’s views on the CEO’s compensation and proposals for adjustments to be considered by the Committee.

The Role of Senior Management.    The Committee periodically meets with representatives of Human Resources, Finance, and Legal. These individuals provide the Committee with requested data, information, and advice regarding the executive compensation program, specifically with regard to incentive plan designs, performance measures and goals, and disclosure. These representatives are not involved in conversations regarding their own compensation.

The Role of Outside Independent Consultants.    In accordance with the Committee’s charter, the Committee has the authority to retain any outside counsel, consultants or other advisors to the extent deemed necessary and appropriate, including the sole authority to approve the terms of engagement and fees related to services provided. In prior years, the Committee directly engaged Mercer Human Resource Consulting, a division of Marsh & McLennan Companies (“Mercer”) to provide services in connection with the review and analysis of executive compensation. Mercer was also engaged by management of the Company to provide executive and global compensation reviews and to provide advice regarding Company retirement and savings plans, benefits, expatriate compensation and mergers and acquisitions. In the fall of 2010, the Committee carefully considered the decision to engage Mercer in light of the potential conflicts of interest that could result from the concurrent engagement of Mercer by management. Given the magnitude of other services provided by Mercer to the Company, the Committee determined that it should engage an independent consultant that would provide no other services to the Company. After conducting a search process, in which all members of the Committee and the Chairman of Board participated, Pearl Meyer & Partners (PM&P) was selected as the new independent consult. PM&P is directly engaged by and directed by the Committee, and provides no other services to the Company. PM&P began working for the Committee in the fall of 2010 with respect to 2010 incentive compensation awards and 2011 executive compensation decisions. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality.

The Role of Peer Group Data.    In making its compensation decisions for 2011, the Committee compared the Company’s pay and performance levels against a peer group of ten (10) publicly traded companies which the Committee believes compete with the Company in the customer contact management segment and for executive talent (the “Compensation Peer Group”). The composition of the Compensation Peer Group is reviewed annually to determine whether there are new companies which should be added, or existing companies which should be deleted. The Committee made several changes to the composition of the Compensation Peer Group from 2010 to 2011 due to acquisitions and cessation of various previously included companies to be publicly traded. Additionally, the Committee included two companies that are in the employee staffing business, have similar business models to the Company, and which the Committee believes compete with the Company for executive talent.

The companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee with respect to 2011 compensation decisions were:

•	Genpact, Ltd.
•	Kforce, Inc.
•	Convergys Corporation
•	Stream Global Services
•	West Corp
•	StarTek, Inc.
•	Alliance Data Systems
•	TeleTech Holdings, Inc.
•	APAC Customer Services, Inc.
•	Spherion Corp.

As in prior years, the peer group analysis and data are one of many factors considered by the Committee and the Board in making its final pay determinations. Other important factors include the current and expected performance of the Company, the current and expected performance of the executive and internal pay equity.

Executive Compensation Analysis

As in prior years, the Committee requested, reviewed, and discussed an independent analysis of the executive compensation program for the Company’s NEOs provided by its consultant. The analysis included a review of pay competitiveness, pay and performance alignment, the long-term incentive plan design, and an overall risk assessment of the executive compensation program. The following were the significant findings from this analysis:

•	Base salaries were generally positioned at the 50th percentile

•	Target total cash compensation (salary plus target short-term incentive opportunity) was generally positioned at the 50th percentile

•	Long-term incentive grant values were positioned near the 75th percentile, but the aggregate equity grant rate (as a percent of shares outstanding) was below the 25th percentile

•	Total direct compensation (target total cash compensation plus long-term incentive grant value) was positioned slightly above the 50th percentile

•	Company performance (across a variety of financial and operating metrics) on a 1-year and 3-year basis was generally positioned at the 75th percentile

•	The overall program strikes a balance between risks and rewards, and is not believed to encourage executives to take undue risks that could materially harm the Company

The above analysis results reflect the executive team in aggregate. As expected, there is variation by executive (with regard to pay competitiveness) and by performance measure (with regard to relative performance). This study was completed in August 2010 and was one of many inputs into the Committee’s decisions with regard to 2011 executive compensation.

Elements of Compensation

The compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are granted in the form of performance–based restricted stock (or restricted stock units), and time-vested stock appreciation rights. Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

The relative percentages between base salary, annual cash incentive targets and long term equity based incentive targets as compared to total target compensation for the NEOs for 2011 were as follows:

Name	Total Direct Compensation	Base Salary	Annual Cash Incentive	Long Term Equity Incentive
Charles E. Sykes	100%	25%	25%	50%
W. Michael Kipphut	100%	32%	23%	45%
James C. Hobby	100%	32%	23%	45%
Lance R. Zingale	100%	32%	23%	45%
James T. Holder	100%	45%	23%	32%

Base Salary

Base salary is designed to provide each executive with a fixed amount of annual compensation that is competitive with the marketplace. Base salaries for the named executive officers are determined for each executive based on his or her position and responsibility, and are further informed by using market data provided to the Committee by its consultant. Base salary ranges of our executives are designed so that salary opportunities for a given position will be approximately between 80% and 120% of the market data midpoint. During its review of base salaries for executives, the Committee primarily considers (a) the market data provided by its consultant, (b) internal review of the executive’s compensation, both individually and relative to other officers, and (c) individual performance of the executive. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of our executive leadership team, other than the President and CEO, are based on the Committee’s assessment of the individual’s performance, with input from the President and CEO. In considering adjustments for 2011, the Committee’s recommendation to the Board was also impacted by the larger revenue size and complexity of the Company following the acquisition of ICT Group, Inc. in the prior year. Based on its review, the Committee recommended to the Board, and the Board approved the following market-based and merit-based increases to base salaries for 2011:

Named Executive Officer	2010 Annual Base Cash Compensation	2011 Annual Base Cash Compensation	% Increase
Charles E. Sykes	$550,000	$625,000	13.6%
W. Michael Kipphut	$400,000	$415,978	4.0%
James C. Hobby	$366,000	$369,973	1.1%
Lance R. Zingale	$322,000	$360,132	11.8%
James T. Holder	$270,000	$300,340	11.2%

In 2012, based upon a similar review as conducted for 2011, the Committee made no salary adjustment for the CEO, and upon the recommendation of the Committee, the Board approved salary increases of 2% for each of the other NEOs.

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to reward achievement of pre-determined annual corporate, and sometimes individual, performance goals, reward current performance by basing payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business, and encourage actions by the executives that contribute directly to our operating and financial results. In fiscal year 2011, the annual cash incentive opportunity for the President and CEO, and all other executive officers, was determined based solely upon the achievement of pre-determined corporate financial goals.

At the beginning of the year, the Committee sets minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to corporate financial performance. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal, and is paid at 50% of the target award level. Maximum performance represents the highest level likely to be attained and is paid at 150% of the target award level. No annual performance-based cash incentive compensation determined by reference to corporate financial performance is paid to any executive of the Company if our financial results do not exceed the threshold determined for that year.

At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and CEO and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by its consultant. In 2011, the target award opportunities were set at 100% of base salary for the President and CEO, 70% of base salary for the CFO, and between 30% and 70% of base salary for each of the other named executive officers and members of the executive leadership team.

For 2011, the Committee met with management and reviewed the Company’s operating plan for 2011 to establish the target financial goals of the Company on which the annual performance-based cash incentive com-

pensation awards would be based. The performance measure selected for the 2011 short-term incentive plan was Adjusted Operating Income. Adjusted Operating Income is defined as Operating Income less (a) depreciation and amortization related to write-ups in connection with acquisitions, (b) costs to obtain synergies in connection with acquisitions, (c) transaction costs associated with entity acquisitions and dispositions, (d) restricting and impairment charges related to acquisitions and dispositions, and (e) any effects (positive or negative) from foreign currency exchange rate fluctuations. The Committee believes that Adjusted Operating Income, as defined, is an effective and appropriate measure of the Company’s operating performance on an annual basis. The performance target for 2011 was Adjusted Operating Income of $92.5 million. The Company’s actual Adjusted Operating Income for 2011 was $86.2 million. This performance result yielded a short-term incentive payout equal to 82.5% of the targeted payout for each participant.

Named Executive Officer	Target Short-Term Incentive Payment(1)	Actual Short-Term Incentive Payment
Charles E. Sykes	$609,058	$502,473
W. Michael Kipphut	$289,247	$238,629
James C. Hobby	$254,053	$209,594
Lance R. Zingale	$246,891	$203,685
James T. Holder	$147,050	$121,317

(1)	The amounts in this column are based upon a percentage of base cash compensation, and therefore, reflect salary adjustments which are made during the calendar year.

Discretionary Bonuses

The Compensation Committee believes that discretionary bonuses should be, and have been, a rare occurrence. There were discretionary bonuses paid for 2010 performance due to unique facts and circumstances involved in assessing 2010 performance, as well as the acquisition of ICT Group, Inc. during that year, all as described in this section of the proxy for last year’s annual shareholder meeting. There were no discretionary bonuses paid for 2011 performance.

Performance-Based, Long-Term Equity Incentive Compensation

The performance-based, long-term equity incentive compensation component of total direct compensation for our executives is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company. The Committee utilizes a combination of performance-vested restricted stock (or restricted stock units for executives and key employees in foreign countries who would incur unfavorable tax consequences due to local tax laws if they were to receive restricted stock) and time-vested stock appreciation rights (“SARs”). The Committee believes both of these components of performance-based, long-term equity incentive compensation directly align the interests of the Company’s executives with the interests of its shareholders by requiring achievement of both long-term operating results that are the drivers of long-term value creation and actual increases in the Company’s stock price. For 2011, the grant mix for the Named Executive Officers was 2/3 performance-vested restricted stock and 1/3 time-vested stock appreciation rights. The performance-vested restricted stock is earned based on cumulative performance over a 3-year performance period and the time-vested stock appreciation rights vest ratably over a 3-year period.

The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensation program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with there being a significant portion of potential compensation “at risk.” In setting award percentages (which are tied to salary), the Committee considers the level of each officer’s accountability for contributing to bottom line financial results, and the degree of influence that officer has over results, as well as data from the market assessment provided by its consultant.

With respect to the performance-vested restricted stock, the Committee meets with management each year to review the proposed operating plan for the upcoming year, and in conjunction with the Board approval of an operating plan, together with growth goals for the succeeding two years, sets the financial targets for the next three-year performance cycle. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005 and has continued utilizing this method through 2011. The performance-based restricted stock awards vest at 80% of target for achieving the threshold goal and at 150% of target for achieving the maximum goal, with straight-line interpolation between threshold and target and between target and maximum. Below is a discussion of the specific design elements of each performance-vested restricted stock grant that was either awarded in or has a payout potential in the years covered by this disclosure.

2007 through 2009 Performance Cycle.    For the 3-year cycle ending in 2009 (2007-2009), the Committee made awards of performance-vested restricted stock (or restricted stock units, as the case may be) and time-vested SARs. The target award percentages for performance-based restricted stock were set at 133% of base salary for the President and CEO, 80% of base salary for the CFO, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and CEO, 40% of base salary for the CFO, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for 2/3 of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2007, 2008 and 2009 (measured from January 1, 2007 through December 31, 2009) equals at least $106,134,000. The target goal for 1/3 of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2007, 2008 and 2009 (measured from January 1, 2007 through December 31, 2009) equals at least $1,932,000,000. Based on actual results, 150% of the performance-based restricted stock awards were earned.

2008 through 2010 Performance Cycle.    For the 3-year cycle ending in 2010 (2008-2010), the Committee made awards of performance-vested restricted stock (or restricted stock units, as the case may be) and time-vested SARs. The target award percentages for performance-based restricted stock were set at 133% of base salary for the President and CEO, 80% of base salary for the CFO, and between 20% and 67% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 67% of base salary for the President and CEO, 40% of base salary for the CFO, and between 20% and 33% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for 2/3 of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2008, 2009 and 2010 (measured from January 1, 2008 through December 31, 2010) equals at least $183,720,000. In December, 2009 the Committee recommended, and the Board approved, that this target be adjusted downward by the sum of: (a) depreciation related to assets acquired in the 2010 acquisition of ICT Group, Inc. (the ICT Transaction) that were revalued for accounting purposes and will be depreciated in the future, and amortization of intangibles related to the ICT Transaction; (b) costs to obtain synergies from the ICT Transaction; (c) ICT Transaction costs; and (d) restructuring and impairment charges incurred in 2010 related to the ICT Transaction. The target goal for 1/3 of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2008, 2009 and 2010 (measured from January 1, 2008 through December 31, 2010) equals at least $2,388,953,000. Based on actual results, 150% of the performance-based restricted stock awards were earned.

2009 through 2011 Performance Cycle.    For the 3-year cycle ending in 2011 (2009-2011), the Committee made awards of performance-vested restricted stock (or restricted stock units, as the case may be) and time-vested SARs. The target award percentages for performance-based restricted stock were set at 183% of base salary for the President and CEO, 93% of base salary for the CFO, and between 20% and 93% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 92% of base salary for the President and CEO, 47% of base salary for the CFO, and between 23% and 47% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for 2/3 of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2009, 2010 and 2011 (measured from January 1, 2009 through December 31, 2011) equals at least $230,351,000. In December 2009 the Committee recommended, and the Board approved, that this target be adjusted downward by the sum of: (a) depreciation related to assets acquired in the 2010 acquisition of ICT Group, Inc. (the ICT Transaction) that were revalued for accounting purposes and will be depreciated in the future, and amortization of intangibles related to the ICT Transaction; (b) costs to obtain synergies from the ICT Transaction; (c) ICT Transaction costs; and (d) restructuring and impairment charges incurred in 2010 related to the ICT Transaction. The target goal for 1/3 of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2009, 2010 and 2011 (measured from January 1, 2009 through December 31, 2011) equals at least $2,821,514,000. Based on actual results, 98% of the income performance-based restricted stock awards were earned, and 150% of the revenue performance-based restricted stock awards were earned.

2010 through 2012 Performance Cycle.    For the 3-year cycle ending in 2012 (2010-2012), the Committee made awards of performance-vested restricted stock (or restricted stock units, as the case may be) and time-vested SARs. The target award percentages for performance-based restricted stock were set at 183% of base salary for the President and CEO, 93% of base salary for the CFO, and between 20% and 93% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 92% of base salary for the President and CEO, 47% of base salary for the CFO, and between 23% and 47% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for 2/3 of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2010, 2011 and 2012 (measured from January 1, 2010 through December 31, 2012) equals at least $326,468,000. In December 2009 the Committee recommended, and the Board approved, that this target be adjusted downward by the sum of: (a) depreciation related to assets acquired in the 2010 acquisition of ICT Group, Inc. (the ICT Transaction) that were revalued for accounting purposes and will be depreciated in the future, and amortization of intangibles related to the ICT

Transaction; (b) costs to obtain synergies from the ICT Transaction; (c) ICT Transaction costs; and (d) restructuring and impairment charges incurred in 2010 related to the ICT Transaction. The target goal for 1/3 of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2010, 2011 and 2012 (measured from January 1, 2010 through December 31, 2012) equals at least $4,038,850,000.

2011 through 2013 Performance Cycle.    For the 3-year cycle ending in 2013 (2011-2013), the Committee made awards of performance-vested restricted stock (or restricted stock units, as the case may be) and time-vested SARs. The target award percentages for performance-based restricted stock were set at 200% of base salary for the President and CEO, 93% of base salary for the CFO, and between 20% and 93% of base salary for each of the other named executive officers, members of the executive leadership team and other key employees. The target award percentages for SARs were set at 100% of base salary for the President and CEO, 47% of base salary for the CFO, and between 23% and 47% of base salary for each of the other named executive officers and members of the executive leadership team. The target goal for 2/3 of the performance-based restricted share awards was established by the Committee to be that income from operations of the Company, as reported in its audited Consolidated Statement of Operations, during fiscal years 2011, 2012 and 2013 (measured from January 1, 2011 through December 31, 2013), less (a) depreciation and amortization related to write-ups in connection with acquisitions, (b) costs to obtain synergies in connection with acquisitions, (c) transaction costs associated with acquisitions and dispositions, (d) restructuring and impairment charges related to the acquisitions and dispositions referenced in (c) above, and (e) any effects, (positive or negative) from foreign currency exchange rate fluctuations, equals at least $270,982,000. The target goal for 1/3 of the performance-based restricted share awards is that gross revenue from operations of the Company, as reported in its audited Consolidated Statements of Operations during fiscal years 2011, 2012 and 2013 (measured from January 1, 2011 through December 31, 2013) equals at least $3,761,735,000.

The amount each named executive officer received as performance-based, long-term equity incentive compensation for each of the three-year measurement periods beginning in 2009, 2010 and 2011 has been reported in the summary compensation table in the Stock Awards column.

Executive Deferred Compensation

Participation in the Executive Deferred Compensation Plan (the “EDC Plan”) is limited to employees at the Director level and above within the Company’s organizational structure (in ascending order, Directors, Senior Directors, Executive Directors, Vice Presidents, Senior Vice Presidents, Executive Vice Presidents and the President). Participants in the EDC Plan may elect to defer any amount of base compensation and bonus. The Company matches a portion of amounts deferred by participants at the level of Vice President and above on a quarterly basis as follows: 50% match on compensation deferred, up to a total match of $12,000 per year for Senior Vice Presidents and above and $7,500 per year for Vice Presidents. No match is made on deferrals by other participants. The matching contributions made to the EDC Plan by the Company are made in the form of Company common stock.

Compensation deferred by a participant while participating in the EDC Plan is deferred until such participant’s retirement, termination, disability or death, or a change in control of the Company, as defined in the EDC Plan, and in such event is paid out to the participant or his beneficiary. Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him or her. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Distributions of a participant’s deferred compensation and Company stock contributed as matching contributions are made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made on the first day of the second month following the death or disability.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the EDC Plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the EDC Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the EDC Plan, the participant forfeits 33% of the matching contribution and earnings. In the event a participant terminates employment after seven years of participation in the EDC Plan, the participant is entitled to retain all of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the participants by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the EDC Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company.

Other Elements of the Compensation Program

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the named executive officers and other members of the senior management team, which vary by position from 150% to 400% of base salary. These guidelines, which allow the executives five (5) years beginning January 1, 2008 to acquire this amount of stock, were adopted in 2006. The Committee reviews share ownership of the Company’s executives on an annual basis to ensure that the executive officers are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock, time-vested restricted stock, performance shares and indirectly held shares that are considered beneficially owned under applicable SEC rules. We believe that these guidelines are appropriate to encourage our executive officers to hold a sufficient amount of our equity to create a mutuality of interest between our executive officers and our shareholders. There are no additional stock holding period requirements for shares acquired upon exercise of SARs or upon the vesting of performance-based restricted stock. As of December 31, 2011, all named executive officers are in compliance with the stock ownership guidelines.

Clawback and Anti-Hedging Policies

The Board has not yet adopted specific clawback and anti-hedging policies beyond the requirements already created by various provisions of Sarbanes-Oxley. However, the Board intends to adopt fully compliant clawback and anti-hedging policies as soon as practical following the issuance of final rules and regulations by the SEC in enacting the requirements of the Dodd-Frank Act.

Change-in-Control Provisions

We have change of control provisions in the employment agreements with our President and CEO, and our CFO, as well as in all of the equity incentive agreements with all of our executives and key employees. The change of control provisions in the two employment agreements are “double-trigger” arrangements, meaning that payments are only made if there is a change in control of the Company and the officer’s employment is terminated without cause, or the officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the named executive officers, and the other executive officers, contain severance agreements ranging from one to three years in the event of termination by the Company other than for cause. These agreements are discussed in greater detail on page 43 under “Potential Payments Upon Termination or Change of Control.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change in control of the Company.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. For our named executive officers, the amount of compensation shown under the Other Compensation column of the Summary Compensation Table represents less than 2% of their total compensation for the year. These amounts represent mainly Company matches to the EDC Plan, excess group term life insurance premiums and additional compensation paid to the named executive officers related to the cost of executive physicals and other health and welfare benefits. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. Final regulations have now become effective and the Company has amended its agreements containing deferred compensation components to comply with those regulations. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 29 under the heading “Executive Deferred Compensation.”

Accounting for Equity Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments, including those under its long-term incentive programs, in accordance with the requirements of FASB ASC Topic 718 (formerly FAS Statement 123(R)).

COMPENSATION AND HUMAN RESOURCE DEVELOPMENT

COMMITTEE REPORT

The Compensation and Human Resource Development Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Human Resource Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND HUMAN RESOURCE DEVELOPMENT COMMITTEE

Mark C. Bozek, Chairman

James K. Murray, Jr.

James S. MacLeod

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to, or earned by each of the named executive officers for the fiscal years ending December 31, 2011, December 31, 2010 and December 31, 2009. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity based compensation.

The named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2011 or December 31, 2009. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee at its March 7, 2011 and December 2, 2008 meetings, respectively, and were paid in March 2012 and March 2010, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Charles E. Sykes	2011	609,058	—	1,250,610	624,999	502,473	—	27,044	3,014,183
President and Chief	2010	549,994	220,000	1,008,811	504,180	—	—	37,530	2,320,515
Executive Officer	2009	571,147	—	1,008,837	504,167	582,570	—	29,303	2,696,024
W. Michael Kipphut	2011	413,210	—	388,429	194,135	238,629	—	31,859	1,266,262
Executive Vice President	2010	400,005	299,501	373,507	186,680	—	—	40,561	1,300,254
& Chief Financial Officer	2009	415,390	—	373,519	186,665	296,588	—	30,540	1,302,702
James C. Hobby	2011	362,933	—	345,470	172,665	209,594	—	26,975	1,117,637
Executive Vice President,	2010	335,504	80,521	313,282	156,581	—	—	37,022	922,910
Global Operations	2009	348,408	—	313,288	156,569	213,226	—	28,245	1,059,736
Lawrence R. Zingale	2011	352,701	—	336,284	168,071	203,685	—	25,980	1,086,721
Executive Vice President,	2010	322,005	77,281	300,673	150,281	—	—	33,602	883,842
Global Sales and Client Management	2009	334,390	—	300,686	150,270	204,646	—	23,999	1,013,991
James T. Holder	2011	294,101	—	140,249	70,070	121,317	—	18,952	644,689
Executive Vice President,	2010	270,005	149,451	126,063	62,996	—	—	27,958	636,473
General Counsel and	2009	280,390	—	126,075	63,003	114,399	—	21,497	605,364
Corporate Secretary

(1)	The amounts shown in column (c) include amounts resulting from a 27th pay period that fell into 2009.

(2)	The amounts shown in column (d) include discretionary bonuses earned in 2010.

(3)

The amounts shown in column (e) and (f) represent awards pursuant to long term incentive bonus programs (restricted stock and stock appreciation rights respectively) established by the Compensation and Human Resource Development Committee. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation” (formerly FAS 123(R)). Amounts for 2008 have been recalculated using the same methodology in accordance with

SEC rules. See Notes 1 and 26 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed on February 29, 2012 for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

(4)

The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance-based incentive programs established by the Committee and discussed in more detail on page 25 under the heading “Performance-Based Annual Cash Incentive Compensation.”

(5)	The amounts shown in column (i) reflect for each named executive officer:

•

matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail on page 29 under the heading “Executive Deferred Compensation;”

•	reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits;

•	the cost of premiums for term life and disability insurance benefits; and

•	the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ Savings Plan and Trust.

The amount in column (i) for Mr. Kipphut also includes a country club membership paid by the Company.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about equity and non-equity awards granted to the named executives in 2011, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, (v) all other option awards, which consist of Stock Appreciation Rights and the base price of those Stock Appreciation Rights, and (vi) the fair value of the equity awards on the date of grant.

	(b) Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	(j) All Other Option Awards: Number of Securities Underlying Options (#)(4)	(k) Exercise or Base Price of Option Awards ($/sh)	(l) Grant Date Fair Value of Stock and Option Awards ($)
(a) Name		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
Charles E. Sykes	3/07	—	—	—	53,528	66,985	100,428	—	—	18.67	1,250,610
	3/07	—	—	—	—	—	—	—	88,028	18.67	624,999
	3/07	304,529	609,058	913,586	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	606	—	19.77	11,981
W. Michael Kipphut	3/07	—	—	—	16,625	20,805	31,192	—	—	18.67	388,429
	3/07	—	—	—	—	—	—	—	27,343	18.67	194,135
	3/07	144,623	289,247	433,870	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	394	—	19.77	7,789
	6/30	—	—	—	—	—	—	156	—	21.53	3,359
	9/30	—	—	—	—	—	—	56	—	14.95	837
James C. Hobby	3/07	—	—	—	14,786	18,504	27,742	—	—	18.67	345,470
	3/07	—	—	—	—	—	—	—	24,319	18.67	172,665
	3/07	127,026	254,053	381,079	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	606	—	19.77	11,981
Lawrence R. Zingale	3/07	—	—	—	14,393	18,012	27,004	—	—	18.67	336,284
	3/07	—	—	—	—	—	—	—	23,672	18.67	168,071
	3/07	123,445	246,891	370,336	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	153	—	19.77	3,025
	6/30	—	—	—	—	—	—	180	—	21.53	3,875
	9/30	—	—	—	—	—	—	259	—	14.95	3,872
	12/31	—	—	—	—	—	—	77	—	15.66	1,206
James T. Holder	3/07	—	—	—	6,003	7,512	11,262	—	—	18.67	140,249
	3/07	—	—	—	—	—	—	—	9,869	18.67	70,070
	3/07	73,525	147,050	220,576	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	606	—	19.77	11,981

(1)	These amounts are based on the individual’s current salary and position.

(2)

Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 80% of the target amount shown in column (g), and the amount shown in column (h) is 150% of such target amount. The target amount shown is an absolute target.

These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards are based upon the target amounts shown in column (g).

(3)	The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan.

(4)

The amounts shown in column (j) reflect the number of Stock Appreciation Rights granted to each named executive officer as part of the Long-Term Incentive awards as described in more detail on page 26 under the heading “Performance-Based, Long-Term, Equity Incentive Compensation.” The actual number of shares underlying the Stock Appreciation Rights cannot be determined until such time as the Stock Appreciation Rights vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. The fair value of the Stock Appreciation Rights included in column (l) is the amount determined pursuant to FASB ASC Topic 718 (formerly FAS Statement 123(R)).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock option and stock awards by the named executives as of December 31, 2011. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan; and the number of shares of long term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles E. Sykes
2008-2010 SARs(3)	15,432	—	—	17.87	01/02/18	—	—	—	—
2009-2011 LTI RS(4)	—	—	—	—	—	—	—	58,038	908,875
2009-2011 SARs(5)	45,298	22,649	—	19.69	01/05/19	—	—	—	—
2010-2012 LTI RS(6)	—	—	—	—	—	—	—	33,758	683,937
2010-2012 SARs(7)	16,461	32,920	—	23.88	03/05/20	—	—	—	—
2011-2013 LTI RS(8)	—	—	—	—	—	—	—	53,562	838,781
2011-2013 SARs(9)	—	88,028	—	18.67	03/07/21	—	—	—	—
W. Michael Kipphut
2006-2008 SARs(1)	20,731	—	—	14.56	03/29/16	—	—	—	—
2007-2009 SARs(2)	19,093	—	—	17.64	01/02/17	—	—	—	—
2008-2010 SARs(3)	20,472	—	—	17.87	01/02/18	—	—	—	—
2009-2011 LTI RS(4)	—	—	—	—	—	—	—	21,488	336,502
2009-2011 SARs(5)	16,772	8,385	—	19.69	01/15/19	—	—	—	—
2010-2012 LTI RS(6)	—	—	—	—	—	—	—	12,498	195,719
2010-2012 SARs(7)	6,095	12,189		23.88	03/05/20	—	—
2011-2012 LTI RS(8)	—	—	—	—	—	—	—	16,635	260,504
2011-2013 SARs(9)	—	27,343	—	18.67	03/07/21	—	—	—	—
James C. Hobby
2007-2009 SARs(2)	13,169	—	—	17.64	01/02/17	—	—	—	—
2008-2010 SARs(3)	14,120	—	—	17.87	01/02/18	—	—	—	—
2009-2011 LTI RS(4)	—	—	—	—	—	—	—	18,023	282,240
2009-2011 SARs(5)	14,068	7,033	—	19.69	01/05/19	—	—
2010-2012 LTI RS(6)	—	—	—	—	—	—	—	10,483	164,164
2010-2012 SARs(7)	5,112	10,224	—	23.88	03/05/20	—	—	—	—
2011-2013 LTI RS(8)	—	—	—	—	—	—	—	14,796	231,705
2011-2013 SARs(9)	—	24,319	—	18.67	03/07/21	—	—	—	—
Lawrence R. Zingale
2008-2010 SARs(3)	4,706	—	—	17.87	01/02/18	—	—	—	—
2009-2011 LTI RS(4)	—	—	—	—	—	—	—	17,298	270,887
2009-2011 SARs(5)	6,751	6,750	—	19.69	01/05/19	—	—	—	—
2010-2012 LTI RS(6)	—	—	—	—	—	—	—	10,061	157,555
2010-2012 SARs(7)	4,907	9,812	—	23.88	03/05/20	—	—	—	—
2011-2013 LTI RS(8)	—	—	—	—	—	—	—	14,402	225,535
2011-2013 SARs(9)	—	23,672	—	18.67	03/07/21	—	—	—	—
EDC Match(10)	—	—	—	—	—	920	14,403	—	—
James T. Holder
2008-2010 SARs(3)	2,274	—	—	17.87	01/02/18	—	—	—	—
2009-2011 LTI RS(4)	—	—	—	—	—	—	—	7,252	113,566
2009-2011 SARs(5)	2,830	2,830	—	19.69	01/05/19	—	—	—	—
2010-2012 LTI RS(6)	—	—	—	—	—	—	—	4,218	66,054
2010-2012 SARs(7)	2,057	4,113	—	23.88	03/05/20	—	—	—	—
2011-2013 LTI RS(8)	—		—	—	—	—	—	6,006	94,054
2011-2013 SARs(9)	—	9,869	—	18.67	03/07/21	—	—	—	—

(1)

The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2006-2008 performance measurement period.

(2)

The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2007-2009 performance measurement period.

(3)

The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2008-2010 performance measurement period.

(4)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2009-2011 performance measurement period.

(5)

The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2009-2011 performance measurement period.

(6)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2010-2012 performance measurement period.

(7)

The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2010-2012 performance measurement period.

(8)	The figures in this row represent restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2011-2013 performance measurement period.

(9)

The figures in this row represent Stock Appreciation Rights that were issued to the named executive officer in connection with the long-term incentive award for the 2011-2013 performance measurement period.

(10)	The figures in this row represent restricted shares granted to the named executive officer as matching contributions by the Company under the Executive Deferred Compensation Plan.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for the named executive officers on (1) stock option exercises during 2011, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles E. Sykes
EDC Matching Contr.(1)	—	—	606	11,981
2008 LTI RS(2)	—	—	55,960	1,024,628
W. Michael Kipphut
EDC Matching Contr.(1)	—	—	606	11,985
2008 LTI RS(2)	—	—	24,745	453,081
James C. Hobby
EDC Matching Contr.(1)	—	—	2,136	35,112
2008 LTI RS(2)	—	—	17,068	312,515
Lawrence R. Zingale
EDC Matching Contr.(1)	—	—	1,176	18,914
2008 LTI RS(2)	—	—	17,068	312,515
James T. Holder
EDC Matching Contr.(1)	—	—	606	11,981
2008 LTI RS(2)	—	—	8,245	150,966

(1)

Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ended December 31, 2011.

(2)

Reflects the number of restricted shares vested (column (d)) and value at the time of vesting (column (e)) from the grant of a long term incentive award to the named executive officer relating to the 2008 – 2010 performance period.

PENSION BENEFITS

The Company does not maintain any pension plans for the benefit of its executive officers.

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to the Company’s Executive Deferred Compensation Plan (the “EDC Plan”), certain executives, including the named executive officers, may defer all or any portion of their base salary, and all or any portion of their performance-based, non-equity incentive compensation. Deferral elections are made on or before December 31st of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2011, as reported by the Compensation Committee of the Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Vanguard Prime Money Market Investor Fund	00.04%	Goldman Sachs Mid Cap Value A Fund	(06.61)%
Prudential Total Return Bond A Fund	07.57%	Principal MidCap S&P 40-0 Index R3 Fund	(02.40)%
PIMCO Real Return A Fund	11.11%	Goldman Sachs Small Cap Value A Fund	00.42%
Janus Balanced S Fund	01.07%	Principal SmallCap S&P 600 Index R3 Fund	00.12%
John Hancock Disciplined Value A Fund	00.00%	MFS New Discovery R3 Fund	(10.42)%
Principal LargeCap S&P 500 Index R3 Fund	01.34%	Manning & Napier World Opp. A Fund	(16.14)%
MainStay Large Cap Growth R2 Fund	(00.62)%

Distributions of the participants’ deferred compensation and any vested Company stock matching contributions are made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made as soon as administratively feasible.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the Plan, the participant forfeits 33% of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the Senior Vice Presidents, Executive Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company.

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2011, and the aggregate balance at year end. There were no distributions from the plan to named executive officers during fiscal year 2011.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Charles E. Sykes	24,000	11,981	(24,780)	—	232,997
W. Michael Kipphut	34,793	11,985	(40,014)	—	421,641
James C. Hobby	133,036	11,981	(51,099)	—	740,898
Lawrence R. Zingale	28,216	11,978	(14,220)	—	154,901
James T. Holder	47,528	11,981	(28,760)	—	231,558

(1)	The amounts shown are included in the amounts of “salary” in column (c) of the Summary Compensation Table.

(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.

(3)	The amounts shown include 100% of the aggregate executive and Company contributions which have all been reported in the Summary Compensation Table.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2011:

	(a)		(b)		(c)
	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders (1)	11,871		5.89	(2)	4,157,072
Equity compensation plans not approved by shareholders	92,258	(3)	—		N/A	(3)
Totals	104,129		—		4,157,072

(1)

Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan and the 2011 Equity Incentive Plan. Also includes shares of common stock of Sykes reserved for issuance under the 2004 Non-Employee Director Fee Plan.

(2)	Represents the weighted average exercise price of stock options only.

(3)

Represents shares of common stock of Sykes issued as matching grants under the Executive Deferred Compensation Plan for executives described on page 29 above. There is no specific number of shares reserved for issuance under the Executive Deferred Compensation Plan.

Shares awarded under all of the above plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ equity compensation plans, see Note 26 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated herein by reference.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to each of the named executive officers of the Company in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2011, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;

•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event the employment of Mr. Sykes or Mr. Kipphut is terminated by the Company prior to the expiration of any renewal period for any reason other than death, disability, or cause (as defined in their respective employment agreements), or if such officer terminates his employment agreement prior to the expiration of the renewal period for good reason (as defined in their respective employment agreements, other than a termination by the officer in connection with a change of control (as defined in his employment agreement)), the officer will be entitled to the following payments:

•	Mr. Sykes will be entitled to receive an amount equal to two times his annual base salary.

•

Mr. Kipphut will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Kipphut is then participating.

In the event that such officer terminates his employment agreement in connection with a change of control, such officer will be entitled to receive the benefits listed under the heading “Payments Made Upon a Change of Control” below.

In the event of the termination by the Company of the employment of any named executive officer other than Mr. Sykes or Mr. Kipphut for any reason other than death, disability or cause, they will be entitled to receive an amount equal to their annual base salary.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long term disability utilizing multiple plans. The base long term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long term disability plan is supplemented with two individual policy plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Mr. Sykes and Mr. Kipphut which contain change of control payment provisions. Pursuant to these provisions, if Mr. Sykes or Mr. Kipphut terminates their employment in connection with a change of control (as defined in their employment agreement), instead of the benefits listed under the heading “Payments Made Upon Termination,” they will receive the following benefits:

Mr. Sykes.    Mr. Sykes will be entitled to receive an amount equal to three times his then current base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

Mr. Kipphut.    Mr. Kipphut will be entitled to receive an amount equal to two times his then current base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Kipphut in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Kipphut is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Kipphut.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The named executive officers of the Company, other than Mr. Sykes and Mr. Kipphut, do not have change of control provisions in their respective employment agreements, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of the executive in the event of a change in control.

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and CEO, as if such termination had occurred on December 31, 2011:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	1,250,000	1,875,000	—	1,250,000	1,875,000
Bonus Payment	—	1,875,000	—	—	1,875,000
Stock Grants Vesting Acceleration	—	3,767,483	—	—	3,767,483
Stock Option Vesting Acceleration	—	—	—	—	—
Deferred Compensation Vesting Acceleration	—	—	—	—	—
Payment for Taxes Resulting from Deferred Compensation Distribution	—	83,790	—	—	83,790
Total	1,250,000	7,601,273	—	1,250,000	7,601,273

W. Michael Kipphut

The following table shows the potential payments upon termination or a change of control of the Company for W. Michael Kipphut, the Company’s Executive Vice President and CFO, as if such termination had occurred on December 31, 2011:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	415,978	831,956	—	415,978	831,956
Bonus Payment	436,777	582,369	—	436,777	582,369
Stock Grants Vesting Acceleration	—	1,301,080	—	—	1,301,080
Stock Option Vesting Acceleration	—	—	—	—	—
Deferred Compensation Vesting Acceleration	—	—	—	—	—
Payment for Taxes Resulting from Deferred Compensation Distribution	—	151,360	—	—	151,360
Total	852,755	2,867,035	—	852,755	2,867,035

James C. Hobby

The following table shows the potential payments upon termination or a change of control of the Company for James C. Hobby, the Company’s Executive Vice President – Global Operations, as if such termination had occurred on December 31, 2011:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	369,973	369,973	—	—	—
Bonus Payment	—	—	—	—	—
Stock Grants Vesting Acceleration	—	1,116,027	—	—	1,116,027
Stock Option Vesting Acceleration	—	—	—	—	—
Deferred Compensation Vesting Acceleration	—	—	—	—	—
Payment for Taxes Resulting from Deferred Compensation Distribution	—	266,441	—	—	266,441
Total	369,973	1,752,441	—	—	1,382,468

Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Executive Vice President – Global Sales and Client Management, as if such termination had occurred on December 31, 2011:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	360,132	360,132	—	—	—
Bonus Payment	—	—	—	—	—
Stock Grants Vesting Acceleration	—	1,077,032	—	—	1,077,032
Stock Option Vesting Acceleration	—	—	—	—	—
Deferred Compensation Vesting Acceleration	—	14,407	—	—	14,407
Payment for Taxes Resulting from Deferred Compensation Distribution	—	55,704	—	—	55,704
Total	360,132	1,507,276	—	—	1,147,144

James T. Holder

The following table shows the potential payments upon termination or a change of control of the Company for James T. Holder, the Company’s Executive Vice President, General Counsel and Corporate Secretary, as if such termination had occurred on December 31, 2011:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	300,340	300,340	—	—	—
Bonus Payment	—	—	—	—	—
Stock Grants Vesting Acceleration	—	450,633	—	—	450,633
Stock Option Vesting Acceleration	—	—	—	—	—
Deferred Compensation Vesting Acceleration	—	—	—	—	—
Payment for Taxes Resulting from Deferred Compensation Distribution	—	83,273	—	—	83,273
Total	300,340	834,246	—	—	533,906

EMPLOYMENT AGREEMENTS

Charles E. Sykes.    The Company and Mr. Sykes are parties to an amended and restated employment agreement, dated December 30, 2008. The material terms and conditions of the agreement are summarized below. Under the agreement, Mr. Sykes serves as President and CEO of the Company. The initial term of the agreement expired on July 31, 2009, but automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, Mr. Sykes’ annual base salary was originally set at $550,000, subject to increase at the Company’s discretion. Most recently, on March 7, 2011 the Compensation and Human Resource Development Committee of the Board increased Mr. Sykes’ annual base salary to $625,000. Mr. Sykes also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Sykes an amount equal to two times his annual base salary, and Mr. Sykes is prohibited for a period of two years from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If the agreement is terminated by Mr. Sykes following a change of control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay

Mr. Sykes an amount equal to three times his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Sykes is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Sykes in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination. The agreement contains customary confidentiality provisions.

W. Michael Kipphut.    The Company and Mr. Kipphut are parties to an amended and restated employment agreement, dated December 30, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Kipphut will serve as an executive of the Company. Mr. Kipphut serves as Executive Vice President — Finance and CFO. The initial term of the agreement expired on March 5, 2009, but was automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides the other with written notice of its intent not to renew the agreement at least 30 days prior to the expiration of a renewal term. Under the agreement, Mr. Kipphut’s annual base salary was originally set at $400,000, subject to increase at the Company’s discretion. Most recently, on December 7, 2011, and effective on February 29, 2012, upon the recommendation of the Compensation and Human Resource Development Committee, the Board of Directors increased Mr. Kipphut’s annual base salary to $424,298. Mr. Kipphut also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Kipphut prior to the expiration of the renewal period for good reason (as defined below), the Company is required to pay Mr. Kipphut an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Kipphut is then participating. If the agreement is terminated by Mr. Kipphut following a change in control of the Company (as defined in the agreement) prior to the expiration of the renewal period, the Company is required to pay Mr. Kipphut an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Kipphut in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Kipphut is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Kipphut is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Kipphut in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Kipphut.

“Good reason” for Mr. Kipphut’s termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Kipphut that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of Senior Vice President and CFO, (v) a significant relocation of Mr. Kipphut’s principal office, (vi) a change in reporting such that Mr. Kipphut is required to report to someone other than the CEO, or (vii) a significant increase in travel requirements.

The agreement provides that if Mr. Kipphut’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Kipphut other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Kipphut may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

James Hobby.    The Company and Mr. Hobby are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Hobby will serve as an executive of the Company. Mr. Hobby serves as Executive Vice President, Global Operations. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Hobby’s annual base salary was originally set at $366,000, subject to increase at the Company’s discretion. Most recently, on December 7, 2011, and effective on February 29, 2012, upon the recommendation of the Compensation and Human Resources Development Committee, the Board of Directors increased Mr. Hobby’s annual base salary to $377,372. He also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Hobby an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Hobby is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above. If Mr. Hobby’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Hobby, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Hobby may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

Lawrence R. Zingale.    The Company and Mr. Zingale are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale serves as Executive Vice President, Global Sales and Client Management. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary was originally set at $322,000, subject to increase at the Company’s discretion. Most recently, on December 7, 2011, and effective on February 29, 2012, upon the recommendation of the Compensation and Human Resource Development Committee, the Board of Directors increased Mr. Zingale’s annual base salary to $367,335. He also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above. If Mr. Zingale’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Zingale, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Zingale may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

James T. Holder.    The Company and Mr. Holder are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Holder will serve as an executive of the Company. Mr. Holder serves as Executive Vice President, General Counsel and Corporate Secretary. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Holder’s annual base salary was originally set at $270,000, subject to increase at the Company’s discretion. Most recently, on December 7, 2011, and effective on February 29, 2012, upon the recommendation of the Compensation and Human Resource Development Committee, the Board of Directors increased Mr. Holder’s annual base salary to $306,347. He also is entitled to participate in a performance-based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company prior to the expiration of the renewal period for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Holder an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Holder is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within fifteen (15) days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above. The agreement also provides that if Mr. Holder’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Holder, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Holder may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

PROPOSAL 2:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we are providing our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Because the shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation and Human Resource Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

PROPOSAL 3:

APPROVAL OF AMENDMENTS TO THE 2004 NON-EMPLOYEE DIRECTOR FEE PLAN

The non-employee directors of the Company are currently compensated with both cash and equity awards pursuant to the provisions of the Fourth Amended and Restated 2004 Non-Employee Directors Fee Plan (the “2004 Fee Plan”).

The purpose of the 2004 Fee Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of common stock of the Company by members of the Board of Directors who are not employees by providing for the payment of a portion of each non-employee director’s compensation in common stock. It is believed that such ownership further aligns the interests of such non-employee directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company, and encourages such non-employee directors to remain directors of the Company. It is also believed that the 2004 Fee Plan will encourage qualified persons to become directors of the Company.

The 2004 Fee Plan provides that all new non-employee directors joining the Board will receive an initial grant of shares of common stock on the date the new director is elected or appointed, the number of which will be determined by dividing $60,000 by the closing price of the Company’s common stock on the trading day immediately preceding the date a new director is elected or appointed, rounded to the nearest whole number of shares. The initial grant of shares vests in twelve equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares are forfeited.

The 2004 Fee Plan also provides that each non-employee director will receive, on the day after the annual shareholders meeting, an annual retainer for service as a non-employee director (the “Annual Retainer”). The Annual Retainer consists of shares of the Company’s common stock and cash. Currently, the total value of the Annual Retainer is $95,000, payable $50,000 in cash (effective as of May 20, 2011) and the remainder paid in stock, the amount of which is determined by dividing $45,000 by the closing price of the Company’s common stock on the date of the annual meeting of shareholders, rounded to the nearest whole number of shares.

In addition to the Annual Retainer award, the 2004 Fee Plan also provides for any non-employee Chairman of the Board to receive an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board to receive an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation & Human Resource Development Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The annual grant of shares vests in eight equal quarterly installments, one-eighth on the day following the annual meeting of shareholders, and an additional one-eighth on each successive third monthly anniversary of the date of grant. The annual grant of cash, including all amounts paid to a non-employee Chairman of the Board and all amounts paid to non-employee directors serving on committees of the Board, vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unpaid cash and unvested shares in the event the non-employee director ceases to be a director of the company, and any unvested shares and unpaid cash are forfeited.

The Board may pay additional cash compensation to any non-employee director for services on behalf of the Board over and above those typically expected of directors, including but not limited to service on a special committee of the Board.

Proposed Amendment

In March 2012, the Board of Directors approved the Fifth Amended and Restated 2004 Non-Employee Director Fee Plan (the “Amendment”) upon the recommendation of the Compensation and Human Resource Development Committee, subject to shareholder approval at the Annual Meeting. The 2004 Fee Plan has only two years remaining of its ten year term. The Amendment would amend the 2004 Fee Plan to provide that the annual equity retainer award under the 2004 Fee Plan would be determined by the Board of Directors each year, with the aggregate amount of the equity awards being subject only to the number of shares available under the 2004 Fee Plan. Therefore, if the Amendment is approved, future changes in the amount of the equity award dur-

ing the final two years of the 2004 Fee Plan (currently 157,072 shares), would not be subject to shareholder approval, so long as the total number of shares granted is less than or equal to the number of shares available under the 2004 Fee Plan. The amount of the cash portion of the Annual Retainer has always been subject to the Board’s discretion, without the need for shareholder approval.

For 2012, subject to shareholder approval of the Amendment at the Annual Meeting, the Board determined that the equity portion of the Annual Retainer award should be set at the number of shares determined by dividing $75,000 (an increase of $30,000 from 2011) by the closing price of the Company’s common stock on the date of the 2012 Annual Meeting, and the amount of the cash portion of the Annual Retainer for 2012 should remain at $50,000.

The Amendment would also change the vesting period for the annual equity award, from a two-year vesting period (consisting of eight equal quarterly installments, one-eighth on the date of grant and an additional one-eighth on each successive third monthly anniversary of the date of grant), to a one-year vesting period (consisting of four equal quarterly installments, one-fourth on the date of grant and an additional one-fourth on each successive third monthly anniversary of the date of grant).

To become effective, the Amendment must be approved by the shareholders at the Annual Meeting. A copy of the Fifth Amended and Restated 2004 Fee Plan is attached to this proxy statement as Exhibit 1.

Each of the Company’s non-employee directors who are serving on the board after the Annual Meeting will receive an additional $30,000 worth of common stock on the day after the Annual Meeting, and a shortened vesting period for the entire equity award as described above, if the Amendment is approved.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THE APPROVAL OF THE AMENDMENT TO THE 2004 FEE PLAN DESCRIBED ABOVE AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE AMENDMENT. EXECUTED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF THE ADOPTION OF THE AMENDMENT UNLESS THE PROXY IS MARKED OTHERWISE.

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2012 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012 and express an opinion thereon. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment of, but will not be required to engage, a different auditing firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF RATIFICATION.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised solely of independent directors and, among other things, is responsible for:

•	Serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•

The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Audit Committee (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function.

•

Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Service Fees Paid to the Independent Registered Public Accounting Firm

The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2011 and December 31, 2010 were as follows:

	2011	2010
Audit Fees(1)	$2,547,359	$3,074,032
Audit-Related Fees(2)	$36,639	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)

Fees for audit services in 2011 and 2010 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand alone statutory audits.

(2)	Fees for audit-related services in 2011 principally included services in connection with acquisition due diligence

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2011, the Audit Committee has:

(1) reviewed and discussed the audited financial statements with management,

(2) discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, VOL. 1, AU Section 380), as adopted by the PCAOB in Rule 3200T, and

(3) received the written disclosures and letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board at the March 21, 2012 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman

Iain A. Macdonald

Paul L. Whiting

James S. MacLeod

March 21, 2012

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of April 9, 2012, for each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Common Stock Vesting at the 2012 Shareholder’s Meeting(1)	Options Currently Exercisable Or Exercisable within 60 days	Stock-Settled Stock Appreciation Rights Vested and Vesting within 60 days(2)	Total Stock and Stock Based Holdings	Percent of Total Outstanding Stock
Furman P. Bodenheimer, Jr.	25,684	258	—	—	25,942	*
Mark C. Bozek	18,898	258	10,000	—	29,156	*
Lt. Gen. Michael DeLong (Ret)	20,524	258	—	—	20,782	*
H. Parks Helms(3)	16,100	258	—	—	16,358	*
Iain Macdonald	20,659	258	—	—	20,917	*
James S. MacLeod(4)	27,139	258	—	—	27,397	*
Linda McClintock- Greco, M.D.	26,313	258	—	—	26,571	*
William J. Meurer	51,508	258	—	—	51,766	*
James K. Murray, Jr.(5)	24,694	258	—	—	24,952	*
Charles E. Sykes(6)	443,346	—	—	—	443,346	*
Paul L. Whiting(7)	64,172	258	—	—	64,430	*
W. Michael Kipphut(8)	198,707	—	—	2,006	200,713	*
Lawrence R. Zingale(9)	139,278	—	—	—	139,278	*
James C. Hobby(10)	119,062	—	—	—	119,062	*
James T. Holder(11)	53,909	—	—	—	53,909	*
Others	128,274	—	—	571	128,845	*
All directors and executive officers as a group — 18 persons	1,378,267	2,580	10,000	2,577	1,393,424	3.2%

*	Less than 1.0%

(1)	Shares of common stock that will become payable under the 2004 Non-Employee Director Fee Plan to all non-employee directors serving on the date of the Company’s 2012 annual meeting of shareholders.

(2)

Shares of common stock which may be acquired within sixty days upon the exercise of stock appreciation rights (“SARs”), assuming that the fair market value of a share of the Company’s stock (as defined in the 2001 Equity Incentive Plan) is $16.12 on the date of exercise. The SARs represent the right to receive that number of shares of common stock determined by dividing (i) the total number of shares of stock subject to the SARs being exercised, multiplied by the amount by which the fair market value (as defined in the

Plan) of a share of stock on the day the right is exercised exceeds the fair market value of a share of stock on the date of grant of the SAR, by (ii) the fair market value of a share of stock on the exercise date.

(3)	Excludes 600 shares held by Mr. Helms’ spouse over which Mr. Helms disclaims beneficial ownership.

(4)	Includes 2,500 shares held by Mr. MacLeod in an IRA.

(5)

Excludes 1,000 shares held by a family member in which Mr. Murray disclaims beneficial ownership. Includes shares held by Murray Corporation, of which Mr. Murray is an officer and principal shareholder.

(6)	Includes 405,884 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 18,333 shares owned by a trust of which Mr. Sykes is a beneficiary.

(7)	Includes 43,900 shares owned jointly by Mr. Whiting and other family members. Excludes 300 shares of common stock held by Mr. Whiting’s wife in which Mr. Whiting disclaims beneficial ownership.

(8)	Includes 134,277 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(9)	Includes 113,603 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(10)	Includes 119,062 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

(11)	Includes 48,192 shares of restricted stock issued as part of the various equity-based, long-term incentive awards.

Security Ownership of Certain Beneficial Owners

As of April 6, 2012, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner or more than 5% of the Company’s common stock.

	Amount and Nature of Beneficial Ownership Common Stock
Name	Shares	Percent
Wellington Management Company, LLP(1) 280 Congress Street Boston, MA 02210	5,434,093	12.2%
Artisan Partners, LP(2) 875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202	4,419,394	10.0%
John H. Sykes(3) P.O.Box 20327 Tampa, Florida 33623	3,553,257	7.9%
BlackRock, Inc.(4) 40 East 52nd Street New York, New York, 10022	3,076,372	6.9%
FMR LLC(5) 82 Devonshire Street Boston, Massachusetts 02109	2,888,574	6.5%
The Vanguard Group, Inc.(6) 100 Vanguard Blvd. Malvern, PA 19355	2,265,068	5.1%

(1)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Wellington Management Co., LLP (“Wellington”) on February 14, 2012. Wellington is an investment adviser in accordance with Rule 240 of the Investment Company Act of 1940.

(2)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Artisan Partners Holdings LP (“Artisan”) on April 9, 2012. Artisan is an investment adviser registered under section 203 of the Investment Advisers Act of 1940.

(3)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Mr. John H. Sykes on February 15, 2012. Mr. Sykes is the beneficial owner of these shares which are owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership (“Jopar”). Mr. Sykes is the sole limited partner of Jopar and owns all of the outstanding capital stock of Jopar’s sole general partner, Jopar Investments, Inc., a North Carolina corporation. The amount of shares shown excludes 7,950 shares owned by Mr. Sykes’ wife, as to which Mr. Sykes disclaims beneficial ownership. Mr. Sykes’ business address is P.O. Box 2044, Tampa, Florida 33601-2044.

(4)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by BlackRock, Inc. (“BlackRock”) on February 13, 2012. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(iii) (G).

(5)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by FMR, LLC (“FMR”) on February 14, 2012. FMR is a parent holding company in accordance with Section 240 of the Investment Advisors Act of 1940.

(6)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by The Vanguard Group-, Inc. (“Vanguard”) on February 8, 2012. Vanguard is a registered investment adviser in accordance with section 240 of the Investment Advisers Act of 1940.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the year ended December 31, 2011, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS

AND NOMINATION OF DIRECTORS

Under the rules of the SEC and our Bylaws, if a shareholder wants to nominate a person to stand for election as a director at our 2013 Annual Meeting of Shareholders or introduce an item of business at an Annual Meeting of Shareholders and have us include such proposal in our proxy statement and form of proxy for presentation at our 2013 Annual Meeting of Shareholders, the nomination or proposal must be received by us at our principal executive offices at 400 North Ashley Drive, Tampa, Florida 33602, by December 14, 2012. The nomination or proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.

The procedures for nominating a director are described above under the heading “Corporate Governance—Nominations for Directors.”

The procedures for introducing an item of business at the Annual Meeting include providing a written notice of each proposed item of business that must include:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(b)	the name and address, as they appear on the Company’s stock books, of the shareholders proposing such business,

(c)	the class and number of shares of the Company which are beneficially owned by the shareholder,

(d)	any material interest of the shareholder in such business, and

(e)	the same information required by clauses (b), (c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Secretary

EXHIBIT 1

SYKES ENTERPRISES, INCORPORATED

FIFTH AMENDED AND RESTATED

2004 NONEMPLOYEE DIRECTOR FEE PLAN

ARTICLE I. DEFINITIONS

1.1 DEFINITIONS.    Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

(a)	“Board”: The Board of Directors of the Company.

(b)	“Common Stock”: The Company’s Common Stock, par value $.01 per share.

(c)	“Company”: Sykes Enterprises, Incorporated or any successor or successors thereto.

(d)	“Nonemployee Director”: An individual duly elected or chosen as a Director of the Company who is not also an employee of the Company or its subsidiaries.

(e)	“Plan”: The Plan set forth in this instrument as it may, from time to time, be amended.

(f)	“Share”: A fully paid, non-assessable share of Common Stock.

ARTICLE II. PURPOSE

The purpose of this Plan is to secure for the Company and its shareholders the benefits of the incentive inherent in increased ownership of Common Stock of the Company by members of the Board of Directors of the Company who are not employees of the Company or any of its Subsidiaries, by providing for the payment of a portion of each Nonemployee Director’s compensation in Common Stock. It is expected that such ownership will further align the interests of such Nonemployee Directors with the shareholders of the Company, thereby promoting the long-term profits and growth of the Company, and will encourage such Nonemployee Directors to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

ARTICLE III. INITIAL GRANT OF SHARES

In consideration of joining the Board, upon the initial election of a Nonemployee Director to the Board, such Non-employee Director shall receive an award of Shares. The number of Shares shall be determined by dividing a dollar amount to be determined from time to time by the Board (to be set at $60,000) by an amount equal to the closing price of the Company’s common stock on the trading day immediately preceding the date the Nonemployee Director is elected, rounded to the nearest whole number of Shares. The initial grant of Shares shall vest in twelve equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each of each third monthly anniversary of the date of grant thereafter. The award shall lapse with respect to all unvested Shares in the event the Non-employee Director ceases to be a Director of the Company, and such unvested Shares shall be forfeited.

ARTICLE IV. ANNUAL RETAINER AWARD

In consideration of their services as members of the Board, each Nonemployee Director shall be entitled to receive an annual retainer award consisting of Shares and cash in such amount as shall be determined from time to time by the Board, with the number of Shares being subject to the number of Shares remaining available for grant hereunder.

In addition to the annual retainer award determined as described above, any non-employee Chairman of the Board shall receive an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board shall receive an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation & Human Resource Development Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The total annual equity retainer award for each Non-employee Director provided for in this Article IV, which was granted in 2011 and each prior year shall vest in eight equal quarterly installments, one-eighth on the day following the annual meeting of shareholders and an additional one-eighth on each third monthly anniversary of such date thereafter. The total annual equity retainer award for each Non-employee Director provided for in this Article IV granted in 2012 and each year thereafter shall vest in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders and an additional one-fourth on each third monthly anniversary of such date thereafter. The total annual cash compensation shall vest in four quarterly installments, one-fourth on the day following the annual meeting of shareholders and an additional one-fourth on each third monthly anniversary of such date thereafter. The award shall lapse with respect to all unvested Shares and unpaid cash in the event the Non-employee Director ceases to be a Director of the Company, and such unvested Shares and cash shall be forfeited.

The provisions of this Article IV for the annual retainer award to Nonemployee Directors shall not limit the ability of the Board to provide for additional compensation payable to Nonemployee Directors for services on behalf of the Board over and above those typically expected of Directors. The Board will determine the cash compensation for any Non-employee director serving on a special committee of the Board.

ARTICLE V. ADMINISTRATION, AMENDMENT AND TERMINATION

5.1 ADMINISTRATION.    The Plan shall be administered by the Board. The Board shall have such powers as may be necessary to discharge its duties hereunder. The Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company. All decisions and determinations by the Board shall be final and binding on all parties.

5.2 AMENDMENT AND TERMINATION.    The Board may alter or amend this Plan from time to time or may terminate it in its entirety; provided, however, that, any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange or securities listing service upon which the Shares are traded or quoted shall not be effective unless and until such approval is obtained. Presentation of the Plan or any amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval.

5.3 ADJUSTMENTS.    In the event of any change in the outstanding Common Stock by reason of (a) any stock dividend, stock split, combination of shares, recapitalization or any other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the number or kind of Shares that may be issued under the Plan automatically shall be adjusted so that the proportionate interest of the Nonemployee Directors shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes with respect to the Plan.

5.4 SUCCESSORS.    The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purpose of this Plan), and the heirs, beneficiaries, executors and administrators of each Nonemployee Director.

ARTICLE VI. SHARES SUBJECT TO PLAN

Subject to adjustment as provided in this Plan, the total number of Shares of Common Stock which may be issued under this Plan shall initially be Four Hundred Fifty Thousand (450,000). Shares may be shares of original issuance or treasury shares or a combination of the foregoing.

ARTICLE VII. GENERAL PROVISIONS

7.1 NO CONTINUING RIGHT TO SERVE AS A DIRECTOR.    Neither the adoption or of this Plan, nor any document describing or referring to this Plan, or any part thereof, shall confer upon any Nonemployee Director any right to continue as a director of the Company or any subsidiary of the Company.

7.2 GOVERNING LAW.    The provisions of this Plan shall be governed by construed in accordance with the laws of the State of Florida.

7.3 WITHHOLDING TAXES.    To the extent that the Company is required to withhold Federal, state or local taxes in connection with any component of a Nonemployee Director’s compensation in cash or Shares, and the amounts available to Company for such withholding are insufficient, it shall be a condition the receipt of any Shares that the Nonemployee Director make arrangements satisfactory to the Company for the payment of the balance of such taxes required to be withheld, which arrangement may include relinquishment of the Shares. The Company and a Nonemployee Director may also make similar arrangements with respect to payment of any other taxes derived from or related to the payment of Shares with respect to which withholding is not required.

7.4 MISCELLANEOUS.    Headings are given to the sections of this Plan as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, and vice versa.

SYKES ENTERPRISES, INCORPORATED

Supplement to Proxy Statement, dated April 13, 2012, Relating to the

Annual Meeting of Shareholders To Be Held on May 17, 2012

The Proxy Statement for the Annual Meeting of Shareholders to be held on May 17, 2012, contains a misprint of the record date for the Annual Meeting, which is used to determine the shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting. The correct record date is March 23, 2012, not March 22, 2012. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

James T. Holder
Secretary

April 13, 2012

SYKES ENTERPRISES, INCORPORATED

Annual Meeting of Shareholders, May 17, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”), hereby appoints each of Charles E. Sykes, W. Michael Kipphut and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the Sheraton Riverwalk Hotel, 200 N. Ashley Drive, Tampa, Florida, on Thursday, May 17, 2012, at 9:00 a.m., Eastern Daylight Savings Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR PROPOSALS 2, 3, 4 AND 5.

¿    DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED    ¿

SYKES ENTERPRISES, INCORPORATED 2012 ANNUAL MEETING

1.	To elect two Directors
	(to serve for a term of three years)	1- Charles E. Sykes	☐ FOR all nominees	☐ WITHHOLD AUTHORITY
		2- William J. Meurer	listed to the left (except	to vote for all nominees
			as specified below).	listed to the left

To withhold authority to vote for any indicated nominee, write the number(s) >>>>>>>>>
of the nominee(s) in the box provided to the right.

2.	Non-binding advisory vote to approve executive compensation	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve the Fifth Amended and Restated 2004 Non-employee Director Fee Plan	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company.	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

EVEN IF YOU PLAN TO ATTEND THE MEETING.

☐ I plan to attend the Meeting.	☐ I do not plan to attend the Meeting.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

DATE:	NO. OF SHARES:

Check appropriate box to indicate any changes to name or address below:

Address Change? ☐ Name Change? ☐

Name:

Address:

Signature of Shareholder

Signature of Shareholder

Please sign Proxy exactly as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.